Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated August 4, 2022 (except for Notes 3, 12 and 14, as to which the date is October 28, 2022), with respect to the financial statements of AavantiBio, Inc. incorporated by reference in the Registration Statement (Form S-8) of Solid Biosciences Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 2, 2022